Exhibit 99.1

Nuvectis Pharma Reports Second Quarter 2026 Financial Results and Business Highlights

•	Completed in-licensing of ex-China rights to two potentially best-in-class compounds (NXP100 and NXP200) from Haisco Pharmaceutical Group (“Haisco”), transforming the company into a late-stage clinical development organization.

•	The Company’s lead drug candidate, ciprocopan (NXP100), a Complement Factor B inhibitor for once-daily, oral administration, was approved in China in July 2026 for the treatment of patients with PNH previously untreated with complement inhibitors.

•	Completed follow-on offering in July 2026, raising $115M in gross proceeds. Transaction anchored by leading healthcare dedicated investors and extends cash runway into 1H 2029.

August 4, 2026, Fort Lee, NJ - Nuvectis Pharma, Inc. (NASDAQ: NVCT) ("Nuvectis" or the "Company"), a clinical-stage biopharmaceutical company focused on the development of innovative therapies for the treatment of complement-related conditions and oncology, today reported its financial results for the second quarter of 2026 and provided an update on recent business progress.

Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis, commented, “The past several weeks mark a defining chapter for Nuvectis with the in-licensing of our new lead drug candidate, ciprocopan (NXP100), a Complement Factor B Inhibitor for once-daily oral administration, and the expansion of our oncology pipeline with the in-licensing of NXP200, an oral, brain-penetrant, paradox-breaker BRAF inhibitor. Approximately two weeks ago, ciprocopan received its first marketing approval in China for the treatment of patients with paroxysmal nocturnal hemoglobinuria (“PNH”) not previously treated with complement inhibitors. This approval marks the first global approval of a once-daily, oral Complement Factor B inhibitor, bringing about a meaningful new treatment option for patients with PNH in China, and also highlights ciprocopan’s compelling clinical profile and provides further validation of its therapeutic potential as a treatment for a variety of complement-mediated diseases. We congratulate our partner Haisco on this significant achievement and are excited about the opportunity to follow suit in the United States and in the other licensed territories.”

Mr. Bentsur concluded, “As expected following an in-licensing transaction that involves a late-stage asset with a multi-billion-dollar market potential, our main focus now is to advance ciprocopan toward a marketing application in the United States and other key territories, with NXP200 and NXP900 driving potential longer-term upside in the oncology segment. The successful $115M follow-on offering recently completed provides the resources necessary to advance our broad development strategy for NXP100 in PNH and other complement-mediated diseases and execute the next stage of development across our oncology portfolio.”

Recent Developments

•	Completed public offering in July 2026 for gross proceeds of $115 million, which includes the exercise of the underwriters’ overallotment. Transaction was anchored by leading healthcare investors and extends our cash runway into 1H 2029.

•	Ciprocopan (NXP100)

o	In July 2026, our partner Haisco announced marketing approval of ciprocopan in China for the treatment of patients with PNH previously untreated with complement inhibitors. The marketing application in China for the treatment of PNH patients previously treated with anti C5 therapy is under review.

o	U.S. regulatory efforts underway; a pre-investigation new drug (“IND”) meeting with the Food and Drug Administration (“FDA”) followed by IND submission expected in 4Q2026.

•	NXP200

o	Phase 1b in China in patients with BRAF-mutated solid tumors is ongoing.

o	Oral presentation of additional clinical data generated by Haisco will be presented at the upcoming European Society for Medical Oncology (ESMO) conference (Madrid, Spain, October 23–27, 2026).

o	U.S. regulatory efforts underway; IND submission expected in 4Q2026.

•	NXP900

o	With the shift in corporate focus towards the development of ciprocopan, the NXP900 clinical development will now continue with the promising, higher potential impact, combination opportunities:

▪	Non-small cell lung cancer (NSCLC): the clinical trial evaluating the combination of NXP900 plus osimertinib (Tagrisso™) in patients with NSCLC EGFR+ who initially responded to, and later progressed on, osimertinib, is ongoing, and we expect to provide an update by the end of this year. The initiation of the combination study of NXP900 with lorlatinib (Lorbrena®) in patients with NSCLC ALK+ who initially responded to, and later progressed on, an ALK inhibitor, is expected in 3Q2026.

▪	Pancreatic cancer: Based on in-bound interest from two leading medical centers in the U.S., an investigator-sponsored trial (IST) is planned to evaluate the combination of NXP900 plus daraxonrasib in patients with pancreatic cancer at these centers. Study initiation is contingent on FDA approval and availability of daraxonrasib.

Second Quarter 2026 Financial Results

Cash, and cash equivalents were $22.2 million as of June 30, 2026, compared to $31.6 million as of December 31, 2025. In July, the Company raised $115 million in gross proceeds in a follow-on offering anchored by leading healthcare investors.

The Company's net loss was $7.0 million for the three months ended June 30, 2026, compared to $6.3 million for the three months ended June 30, 2025, an increase in net loss of $0.7 million. Non-cash stock-based compensation was $1.7 million for the three months ended June 30, 2026, compared to $1.7 million for the three months ended June 30, 2025.

Research and development expenses were $4.7 million for the three months ended June 30, 2026, compared to $3.6 million for the three months ended June 30, 2025, an increase of $1.1 million. The increase was primarily driven by a $0.4 million increase in manufacturing costs, a $0.4 million increase in clinical trial expenses, and a $0.3 million increase in employee compensation and benefits.

General and administrative expenses were $2.5 million for the three months ended June 30, 2026, compared to $3.0 million for the three months ended June 30, 2025, a decrease of $0.5 million. The decrease was primarily driven by a $0.5 million decline in professional and consulting services related to public company expenses.

Finance income was $0.2 million for the three months ended June 30, 2026, and $0.3 million for the three months ended June 30, 2025.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a clinical stage biopharmaceutical company focused on the development of innovative therapies for the treatment of immune complement-related conditions and oncology. The Company’s pipeline includes ciprocopan (NXP100), a complement Factor B inhibitor in development for the treatment of complement-mediated diseases, and the oncology drug candidates NXP900 and NXP200, in development for the treatment of advanced cancers.

The company’s lead drug candidate is ciprocopan, a Factor B inhibitor, with best-in-class potential, recently approved in China for the treatment of PNH patients previously untreated with complement inhibitors. In PNH and other complement-mediated diseases, ciprocopan is expected to provide a meaningful convenience advantage as a once-daily, oral treatment option for diseases requiring lifelong treatment.

NXP200 is an oral, brain-penetrant, paradox-breaker BRAF inhibitor for the treatment of BRAF V600X-mutated and Class II/III non-V600-mutated solid tumor malignancies, including central nervous system cancer, colorectal cancer, melanoma, and non-small cell lung cancer, with best-in-class potential.

NXP900 is an oral small molecule inhibitor of the SRC Family of Kinases, including SRC and YES1 intended to inhibit the catalytic and scaffolding functions of the SRC kinase, providing comprehensive shutdown of the SRC signaling pathway.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. federal securities laws, which are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate", "believe", "contemplate", "could", "estimate", "expect", "intend", "seek", "may", "might", "plan", "potential", "predict", "project", "target", "aim", "should", "will", "would", or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, statements regarding future events, including statements about the use of proceeds from the public offering and the approvability and market potential of our pipeline products. Forward looking statements are based on Nuvectis’ current expectations, estimates, and projections and past interpretations of data and information available, including preclinical and clinical safety, pharmacokinetics, pharmacodynamics, and efficacy data generated to date for its pipeline products NXP100, NXP200, and NXP900, and estimates and projections regarding Nuvectis’ financial condition. The outcomes of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties may also be subject to market and other conditions and described more fully in the section titled "Risk Factors" in Nuvectis’ second quarter 2026 Form 10-Q and Nuvectis’ other public filings with the U.S. Securities and Exchange Commission ("SEC"). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Nuvectis’ expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact

Ron Bentsur

Chairman, Chief Executive Officer and President

rbentsur@nuvectis.com

Media Relations Contact

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com

NUVECTIS PHARMA, INC.

BALANCE SHEET

(USD in thousands, except per share and share amounts)

	June 30,	December 31,
	2026	2025
Assets
CURRENT ASSETS
Cash and cash equivalents	$22,160	$31,634
Other current assets	216	75
TOTAL CURRENT ASSETS	22,376	31,709

TOTAL ASSETS	$22,376	$31,709

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$5,184	$6,274
Deferred fundraising receipts	1,388	—
Accrued liabilities	92	115
Employee compensation and benefits	6,630	6,907
TOTAL CURRENT LIABILITIES	13,294	13,296
TOTAL LIABILITIES	13,294	13,296

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common Shares, $0.00001 par value – 60,000,000 shares authorized as of June 30, 2026, and December 31, 2025, 26,694,828, and 25,676,798 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	*	*
Additional paid in capital	121,839	118,100
Accumulated deficit	(112,757)	(99,687)
TOTAL SHAREHOLDERS’ EQUITY	9,082	18,413
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$22,376	$31,709

*       Represents an amount lower than $1,000 USD.

NUVECTIS PHARMA, INC.

STATEMENT OF OPERATIONS

(USD in thousands, except per share and share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2026	2025	2026	2025
OPERATING EXPENSES
Research and development	$4,684	$3,613	$8,790	$7,293
General and administrative	2,513	2,982	4,667	4,870

OPERATING LOSS	(7,197)	(6,595)	(13,457)	(12,163)
Finance income	177	261	387	497

NET LOSS	$(7,020)	$(6,334)	$(13,070)	$(11,666)
TOTAL NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(7,020)	$(6,334)	$(13,070)	$(11,666)
BASIC AND DILUTED NET LOSS PER COMMON SHARE OUTSTANDING	$(0.30)	$(0.30)	$(0.56)	$(0.56)
Basic and diluted weighted average number of common shares outstanding	23,475,989	21,366,268	23,445,397	20,655,856